UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 1, 2021
AMERICAN STATES WATER COMPANY
(Exact name of registrant as specified in its charter)

California	001-14431		95-4676679
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

630 East Foothill Blvd.	San Dimas	CA	91773-1212
(Address of Principal Executive Offices)			(Zip Code)
(909) 394-3600
Registrant's telephone number, including area code

GOLDEN STATE WATER COMPANY
(Exact name of registrant as specified in its charter)

California	001-12008		95-1243678
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

630 East Foothill Blvd.	San Dimas	CA	91773-1212
(Address of Principal Executive Offices)			(Zip Code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American States Water Company Common Shares	AWR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On February 2, 2021, the independent members of the Board of Directors approved, upon recommendation of the Compensation Committee, base salaries for 2021 for Robert J. Sprowls, President and Chief Executive Officer of American States Water Company, Golden State Water Company, and American States Utility Services, Inc. and its subsidiaries, Eva G. Tang, Senior Vice President-Finance, Chief Financial Officer and Corporate Secretary of American States Water Company, Golden State Water Company, and American States Utility Services, Inc. and its subsidiaries and Treasurer of American States Water Company, Denise L. Kruger, Senior Vice President-Regulated Water Utility for Golden State Water Company, and Bryan K. Switzer, Vice President-Regulatory Affairs of Golden State Water Company of $860,000, $502,100, $497,400 and $325,200, respectively.

On February 1, 2021, the Compensation Committee of the Board of Directors also approved an award of time-vested restricted stock units and performance awards in the form of restricted stock units to the same executive officers. The executive officers were awarded time-vested restricted stock units in the amount of 4,250 restricted stock units for Mr. Sprowls, 1,039 restricted stock units to Ms. Tang, 787 restricted stock units to Ms. Kruger, and 566 restricted stock units to Mr. Switzer, effective February 1, 2021. These awards vest and restrictions lapse on the first, second and third anniversaries of the grant date in the percentages of 33%, 33% and 34%, respectively, or earlier on (i) the date of death, disability or retirement of the executive, or (ii) the date on which the executive’s employment is terminated by the Company without cause or the executive terminates his or her employment for good reason, if within twenty-four months after the occurrence of a change in control event. Under the terms of each restricted stock unit grant, each officer will be entitled to receive dividends payable in additional restricted stock units equal to the amount of dividends payable on an equivalent number of the Company’s common shares.

The target amount of the performance awards to Mr. Sprowls, Ms. Tang, Ms. Kruger and Mr. Switzer is 12,749, 1,039, 787, 567, respectively. These awards vest and restrictions lapse on December 31, 2021, 2022 and 2023 in the percentages of 33%, 33% and 34%, respectively, or earlier on (i) the date of death, disability or retirement of the executive, or (ii) the date on which the executive’s employment is terminated by the Company without cause or the executive terminates his or her employment for good reason, if within twenty-four months after the occurrence of a change in control event, subject, in each case, to certification by the Compensation Committee that the applicable performance criteria have been satisfied. Each executive officer will be entitled to receive common shares equal to the amount of restricted stock units earned at the end of the performance period. Each of the executive officers will also be entitled to receive dividends payable in additional restricted stock units equal to the amount of dividends payable on an equivalent number of the Company’s common shares to the extent that the underlying restricted stock units are earned.

Each of the performance criteria set forth in the form of performance award agreement attached as Exhibit 10.1 apply to the performance award granted to Mr. Sprowls and Ms. Tang, except the American States Utility Services, Inc. new base acquisition success rate performance criteria. The total shareholder return and Golden State Water Company operating expense level criteria apply to the performance award granted to Ms. Kruger and Mr. Switzer.

Section 9 - Financial Statements and Exhibits
Item 9.01.    Financial Statements and Exhibits

Exhibit No.	Description
Exhibit 10.1	Form of 2021 Performance Award Agreement*
Exhibit 104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document
_________________________________________________________________________________________________________
* Management contract or compensatory arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STATES WATER COMPANY:
February 5, 2021	/s/ Eva G. Tang
Eva G. Tang Senior Vice President-Finance, Chief Financial Officer, Corporate Secretary and Treasurer

GOLDEN STATE WATER COMPANY:
February 5, 2021	/s/ Eva G. Tang
Eva G. Tang Senior Vice President-Finance, Chief Financial Officer and Secretary